UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2016

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55424	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Lofts at NoHo Commons
On September 29, 2016, KBS Strategic Opportunity REIT II, Inc. (the “Company”), through a joint venture (the “Lofts at NoHo Commons Joint Venture”) between the Company’s indirect wholly owned subsidiary and Noho Commons Pacific Investors LLC (the “JV Partner”), entered into a purchase and sale agreement with Redrock Noho Residential, LLC to acquire a 292-unit apartment building in North Hollywood, California (the “Lofts at NoHo Commons”). Neither the JV Partner nor the seller is affiliated with the Company or KBS Capital Advisors LLC, the Company’s external advisor.  The contractual purchase price of the Lofts at NoHo Commons is $102.5 million plus closing costs.
The Company owns a 90% equity interest in the Lofts at NoHo Commons Joint Venture. The JV Partner is the managing member of the joint venture; however, its authority is limited, as the Company must give approval of major decisions involving the business of the joint venture or the Lofts at NoHo Commons and its operations, in the manner set forth in the joint venture agreement. Income, losses and distributions are generally allocated based on the members’ respective equity interests, subject to adjustments based on certain performance thresholds set forth in the joint venture agreement. Additionally, in certain circumstances described in the joint venture agreement, the Company and the JV Partner may be required to make additional capital contributions to the Lofts at NoHo Commons Joint Venture, in proportion to the members’ respective equity interests.
The Lofts at NoHo Commons Joint Venture intends to fund the acquisition of the Lofts at NoHo Commons with capital contributions from its members and with proceeds from a mortgage loan. The Lofts at NoHo Commons Joint Venture is currently negotiating the terms of the mortgage loan. The Company intends to fund its contribution to the Lofts at NoHo Commons Joint Venture with proceeds from its ongoing initial public offering.
Pursuant to the purchase and sale agreement, the Lofts at NoHo Commons Joint Venture would be obligated to purchase the property only after satisfaction of agreed-upon closing conditions. There can be no assurance that the Lofts at NoHo Commons Joint Venture will complete the acquisition. In some circumstances, if the Lofts at NoHo Commons Joint Venture fails to complete the acquisition after the expiration of the due diligence period, it may forfeit up to $3.0 million.
If the Lofts at NoHo Commons Joint Venture completes this acquisition, the property will be managed by an indirect wholly owned subsidiary of the JV Partner.
The Lofts at NoHo Commons was built in 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: September 29, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary